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                                                                    Exhibit 23.2


                          [BAYLOR & BACKUS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of State of Franklin Bancshares,
Inc.:

We consent to the inclusion in this registration statement on Form SB-1 (Registration No. 333-88393) of our reports, dated February 26, 1999, on our audits of the consolidated financial statements of State of Franklin Bancshares, Inc. We also consent to the reference of our firm under the caption "Experts."

                                            Baylor & Backus


Baylor & Backus
Johnson City, Tennessee
November 12, 1999